2015-11-16, 13:46:41,EDT

File insider report – Completed

The transaction has been reported.

Reported transactions for this session.

Insider:	Jennings.R	Issuer:	TransGlobe Ener	Security	Common Sha

Transaction Number	2740138
Security designation	Common Shares
Opening balance of securities held	10000
Date of transaction	2015-11-13
Nature of transaction	10 – Acquisition or disposition in the public market
Number or value of securities acquired	10000

Unit price or exercise price	2.9000	Currency	Canadian Dollar

Closing balance of securities held	20000	Insider’s
		calculated
		balance
Filing date/time	2015-11-16
	13:45:20
General remarks (if necessary to describe the transaction)
Private remarks to securities regulatory authorities

Insider:	Jennings.R	Issuer:	TransGlobe Ener	Security	Common Sha

Transaction Number	2740139
Security designation	Common Shares
Opening balance of securities held	20000
Date of transaction	2015-11-13
Nature of transaction	10 – Acquisition or disposition in the public market
Number or value of securities acquired	10000

Unit price or exercise price	2.9100	Currency	Canadian Dollar

Closing balance of securities held	30000	Insider’s
		calculated
		balance
Filing date/time	2015-11-16
	13:46:37
General remarks (if necessary to describe the transaction)
Private remarks to securities regulatory authorities